Exhibit 10.2

PROMISSORY NOTE

$4,000,000	Date: November 20, 2009

FOR VALUE RECEIVED, FIRST CHESTER COUNTY CORPORATION, a Pennsylvania corporation (“Maker”), promises to pay to the order of GRAYSTONE TOWER BANK (“Payee”), at Payee’s office at 112 Market Street, Harrisburg, Pennsylvania, in lawful money of the United States of America, the principal amount of Four Million Dollars ($4,000,000), advanced by the Payee to the Maker pursuant to the terms of that certain Loan Agreement of even date herewith by and between Maker and Payee (the “Loan Agreement”), the terms of which are incorporated herein by reference, together with interest on the part of the principal amount from time to time remaining outstanding and unpaid from the date of this Promissory Note (the “Note”) at the rate of twelve percent (12.00%) per annum.

The entire unpaid principal of this note and any accrued interest then unpaid shall be due and payable on or before November 20, 2010.  The interest on this Note shall be due and payable monthly as it accrues on the first day of each month until this Note is paid in full, commencing on December 1, 2009.  The Maker shall have the right and privilege of prepaying all or any part of this Note at any time; provided, however, that any such prepayments occurring on or before March 31, 2010 shall result in a prepayment charge to the Maker equal to three percent (3.00%) of the principal balance outstanding hereunder immediately prior to the prepayment. All payments on this Note shall be applied first to late charges, then to accrued interest and the balance, if any, to principal.

The highest rate of interest provided for in this Note shall continue to apply to the debt evidenced by this Note notwithstanding the entry of judgment on this Note. Calculations by Payee of principal and interest due shall be conclusive absent manifest error. Interest shall be calculated on the basis of the actual number of days in the then current calendar year divided by 360. Both principal and interest are payable in lawful money of the United States of America without set-off or counterclaim.

As additional consideration, Maker agrees to pay the following additional nonrefundable fees and charges from separate funds on or before today’s date:

Commitment Fee.  Maker agrees to pay to the Payee a commitment fee in the amount of one percent (1.00%) of the face amount of this Note (i.e., $40,000.00).

Legal Fees.  Maker agrees to reimburse the Payee for all reasonable legal fees incurred in the origination of the Note.

This Note is referred to in, and is entitled to the benefits of, the Loan Agreement, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this Note and not otherwise defined shall have the respective meanings given to them in the Loan Agreement. The terms of the Loan Agreement, including, without limitation, those relating to events of default, are incorporated herein by reference.

In the event any payment due hereunder shall become overdue for a period in excess of fifteen (15) days after its due date, to cover the extra expense involved in handling delinquent payments, Maker shall pay to Payee, upon written demand therefore, a “late charge” equal to five percent (5%) of any overdue payment.

The occurrence or existence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note. Should an Event of Default occur, then the entire unpaid principal balance of this Note, together with all accrued interest and all other sums due by Maker hereunder and any other Loan Documents shall become due and payable immediately, and payment of the same may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note or any other Loan Document, and in such case Payee may also recover all costs of suit and other expenses in connection therewith.

The remedies of Payee as provided in this Note and in any other Loan Document shall be cumulative and concurrent and may be pursued singly, successively or together against Maker at the sole discretion of Payee, and such remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefore shall occur. Payee shall not by any act of omission or commission be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Payee in order to effect the provisions of this Note. As used herein, the words “Payee” and “Maker” shall be deemed and construed to include the respective successors and assigns of Payee and Maker. This Note shall be construed according to and governed by the internal laws of the Commonwealth of Pennsylvania.

UPON AN EVENT OF DEFAULT, THE MAKER AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES TO APPEAR ON BEHALF OF THE MAKER IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST THE MAKER, WITHOUT PRIOR NOTICE OR OPPORTUNITY OF THE MAKER FOR PRIOR HEARING, IN FAVOR OF THE HOLDER OF THIS NOTE IN THE FULL AMOUNT DUE ON THIS NOTE (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL PENALTIES, FEES AND COSTS) PLUS REASONABLE ATTORNEYS’ FEES AND COURT

COSTS.  THE MAKER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON THE MAKER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION OR GARNISHMENT, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT.  IF A COPY OF THIS NOTE, VERIFIED BY AN OFFICIAL OR AN OFFICER OF THE HOLDER, SHALL BE FILED IN ANY PROCEEDING OR ACTION WHEREIN JUDGMENT IS TO BE CONFESSED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL HEREOF AND SUCH VERIFIED COPIES SHALL BE SUFFICIENT WARRANT FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MAKER AS PROVIDED HEREIN.  JUDGMENT MAY BE CONFESSED FROM TIME TO TIME UNDER THE AFORESAID POWERS AND NO SINGLE EXERCISE IN THE AFORESAID POWERS TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT SUCH EXERCISE SHALL BE HELD BY ANY SUCH COURT TO BE INVALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME, AND IN THE SAME OR DIFFERENT JURISDICTIONS, AS, AFTER AND AS THE HOLDER SHALL ELECT, UNTIL SUCH TIME AS THE HOLDER SHALL HAVE RECEIVED PAYMENT IN FULL OF ALL SUMS DUE HEREUNDER, TOGETHER WITH INTEREST, COSTS AND FEES.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has duly executed this Note as of the date first above written.

WITNESS:	FIRST CHESTER COUNTY CORPORATION:

By:	By:	/s/ John A. Featherman, III
Name:	Name: John A. Featherman, III
Title:	Title: Chairman, CEO and President